Quantum Signs Letter of Intent to Acquire Stake in a German Solar Company

Irvine, CA - May 14, 2007 - Quantum Fuel Systems Technologies Worldwide, Inc. (NASDAQ: QTWW) today announced that it has signed a binding letter of intent to acquire a 24.9% equity stake in a German solar energy technology company that develops and manufactures high-efficiency photovoltaic modules for a number of innovative applications, including automotive, residential, and commercial applications.

Solar energy demand has consistently grown in excess of 25 percent per year during the past 15 years, and is poised for a period of accelerated growth, especially in California. German solar energy companies have gained significant experience over the past decade in meeting the demand in Germany that consumes over 50 percent of the global solar photovoltaic module manufacturing capacity.

"This acquisition is strategic to Quantum because of this solar company's involvement in the automotive industry through its fully integrated and validated solar roof modules being sold to European OEMs. We believe this German partner, which has over 20 years of solar industry experience, will provide us access to other European alliances and relationships in the rapidly expanding European renewable energy market," said Alan P. Niedzwiecki, President and CEO of Quantum. "We see powerful synergies with our industry-leading hydrogen storage systems and lithium-ion battery systems, which can enhance the availability of renewable resources, like wind and solar energy, by providing cost-effective storage options."

About Quantum:

Quantum is a leader in powertrain engineering, system integration and manufacturing of packaged fuel systems and accessories for specialty vehicles and applications including fuel cells, hybrids, alternative fuels, hydrogen refueling, new body styles, mid-cycle vehicle product enhancements and high performance engines and drive trains for OEMs and consumers of aftermarket parts and accessories. Quantum also designs and manufactures hybrid and fuel cell vehicles. Quantum also develops and manufacturers advanced lithium-ion batteries through its partner, Advanced Lithium Power.

Quantum has product commercialization alliances with General Motors, AM General and Sumitomo. Quantum's customer base includes General Motors, Toyota, Opel, Hyundai, Suzuki, Ford, DaimlerChrysler, SunLine, Yamaha, AeroVironment, and the U.S. Army.

More information can be found about Quantum's products and services at www.qtww.com.

Forward Looking Statements

Except for historical information, the statements, expectations, and assumptions contained in the foregoing press release are forward-looking statements. Such forward-looking statements include, but are not limited to, the Company's expectations regarding expected future revenues and operating results; future opportunities for Quantum; the Company's ability to fulfill orders in the future; and other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management. Such statements are subject to a number of risks and uncertainties, and actual results could differ materially from those discussed in any forward-looking statement. Factors that could cause actual results to differ materially from such forward-looking statements include, among other factors, the Company's ability to complete this transaction. Reference should also be made to the risk factors set forth from time to time in the Company's SEC reports, including but not limited to those contained in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2006. The Company does not undertake to update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

For more information regarding Quantum, please contact:

Dale Rasmussen

Investor Relations

Email: DRasmussen@qtww.com

+1-206-315-8242

Dr. Neel Sirosh

Chief Technology Officer

Email: nsirosh@qtww.com

+1-949-399-4698

©2007 Quantum Fuel Systems Technologies Worldwide, Inc.

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